                                                                    EXHIBIT 11.1

                             CALLAWAY GOLF COMPANY
                       COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)

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
                                           Three months ended June 30,     Six months ended June 30,
                                           ---------------------------     -------------------------
                                              1997             1996           1997           1996
                                           ----------        ---------     ----------    -----------
Primary earnings per share computation:
--------------------------------------
   Net income                                $46,821           $38,937       $71,288       $58,392
                                             =======           =======       =======       =======

   Weighted average shares outstanding        67,528            66,657        67,771        66,369
   Dilutive options                            3,200             3,847         3,473         3,680
                                             -------           -------       -------       -------

   Common equivalent shares                   70,728            70,504        71,244        70,049
                                             =======           =======       =======       =======

Primary earnings per share:
   Net income                                $   .66           $   .55        $ 1.00       $   .83
                                             =======           =======        ======       =======

Fully diluted earnings per share
--------------------------------
 computation:
 -----------
   Net income                                $46,821           $38,937       $71,288       $58,392
                                             =======           =======       =======       =======

   Weighted average shares outstanding        67,528            66,657        67,771        66,369
   Dilutive options                            3,458             4,146         3,601         4,050
                                             -------           -------       -------       -------

   Common equivalent shares                   70,986            70,803        71,372        70,419
                                             =======           =======       =======       =======

Fully diluted earnings per share:
   Net income                                $   .66           $   .55       $  1.00       $   .83
                                             =======           =======       =======       =======
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